Exhibit 10.35.1

AMENDMENT TO THE

GENWORTH FINANCIAL, INC.

DEFERRED COMPENSATION PLAN

THIS AMENDMENT (this “Amendment”) to the Genworth Financial, Inc. Deferred Compensation Plan (the “Plan”) was approved by the Benefits Committee (the “Benefits Committee”) of Genworth Financial, Inc. (the “Corporation”) on November 1, 2007.

The Benefits Committee, pursuant to authority delegated from the Board of Directors of the Corporation, has determined that it is in the best interests of the Corporation and its stockholders to amend the Plan as set forth below to reduce the maximum percentage of annual bonus that an eligible participant may defer under the Plan to 85%.

1. The Plan is amended by deleting the second sentence of Section 3.1(c) in its entirety and replacing it with the following:

“An eligible Employee may make a Bonus Deferral Election which would result in Bonus Deferrals for a Plan Year of up to 85% of Bonus.”

Except as expressly amended by this Amendment, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.